UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (636) 474-5000 (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2005, MEMC Electronic Materials, Inc. (the “Company”) issued a press release reporting results of operations for the quarter ended September 30, 2005. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As reflected in the Company’s press release of October 26, 2005, on October 26, 2005, the Audit Committee of the Board of Directors of the Company determined, and such Committee has discussed this matter with the Company’s independent registered public accountants, that the Company’s Form 10-Qs for the quarters ended March 31, 2005 and June 30, 2005 should be restated to reflect the Company’s conclusions relating to the tax deductibility of interest payments made by the Company in 2004. In March of 2005, the Company recognized a benefit related to a deduction for which it had previously established a reserve in the fourth quarter of 2004 for the potential non-deductibility of a $67.7 million interest payment to an investor group led by Texas Pacific Group in connection with the redemption of the Company’s senior subordinated secured notes. In the first quarter of 2005, the Company obtained opinions from outside tax advisors indicating that the redemption payment should be deductible and consequently reversed this tax item in an amount of approximately $26.6 million. The Company has now determined, and its independent registered public accountants have concurred, that the Company should not rely on those opinions and that $18.8 million of that amount should not have been reversed in connection with the deductibility of a portion of this redemption interest payment. Accordingly, the Company is preparing an amendment to the Form 10-Q for the quarter ended March 31, 2005. In order to properly reflect this tax accounting in the subsequently filed Form 10-Q, the Company also will prepare and file an amendment to the Form 10-Q for the quarter ended June 30, 2005. The restatement of taxes is expected to unfavorably impact earnings per share by a total of approximately $0.08 in the first quarter of 2005. In connection with these amendments, the company expects to reflect a change in its revenue recognition practices related to its poly shipments as well, although no material changes in revenue or operating income are expected for the restated periods as a result of the revenue recognition change. Until the time that these amendments are filed, the consolidated financial statements for these periods should not be relied upon.

Item 9.01. Exhibits.

(c)

Exhibit No.	Item

99.1	Press release dated October 26, 2005 furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: October 26, 2005	By:	/s/ Thomas E. Linnen
Name: Thomas E. Linnen Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 26, 2005.